Exhibit 99.1

SETTLEMENT AGREEMENT AND MUTUAL RELEASE OF ALL CLAIMS

This Settlement Agreement and Mutual Release of All Claims (the “Agreement”) is entered into as of June 27, 2005, (the “Effective Date”) and is by and between Shuffle Master, Inc. (“SMI”) a Minnesota corporation, and Shuffle Master GmbH & Co. KG, dba CARD™ (“CARD”) on the one hand, and Technical Casino Supplies, Ltd. (“TCS”), a United Kingdom corporation, on the other hand. All capitalized terms used herein and not otherwise defined shall have the same meaning as in the Distribution Agreement as defined below.

RECITALS

WHEREAS effective on or about August 1, 2001, SMI and TCS entered into the International Distributorship Agreement (the “Distribution Agreement”);

WHEREAS on or about September 1, 2004, TCS filed an arbitration against SMI, case number 79 181 00100 04 MAGE in
Las Vegas, Nevada (the “Arbitration”);

WHEREAS on or about December 22, the arbitrator (the “Arbitrator”) in the Arbitration ruled that the Distribution Agreement was terminated; and

WHEREAS SMI and TCS now desire to fully and finally settle all possible issues, claims and disputes arising out of, under or related to the Distribution Agreement, the Arbitration, or as otherwise that may exist between SMI and TCS.

NOW THEREFORE, in consideration of the mutual understandings and covenants set forth herein, the receipt and sufficiency of which are hereby agreed to and acknowledged, the parties hereby agree as follows:

AGREEMENTS

1.            Recitals.  The Recitals set forth above are incorporated in this Agreement as a part hereof.

2.            Distribution Agreement.  The parties agree that the Distribution Agreement has been terminated effective December 22, 2004 and hereby ratify and confirm same.

3.            Payment.  Upon full execution hereof, and for the releases granted herein, SMI shall pay TCS $250,000, less $34,822.31 for the invoice amounts listed on Exhibit A hereto, as payment in full for the settlement and resolution of any and all disputes, claims and issues between TCS and SMI, including: a) under the Distribution Agreement; b) on account of any relationship between SMI or TCS; c) relating to all claims in the Arbitration; and d) with respect to any claims, known or unknown, existing or suspected, that either party may have against the other as of the Effective Date.

4.             Escrowed Funds.  Upon the full execution hereof, SMI agrees to authorize the Arbitrator to release the sum of $91,200 (the “Escrowed Funds”) currently being held in escrow by the Arbitrator regarding the sale by TCS to SMI of 12 shufflers; provided however, that TCS, concurrently with the release of the Escrowed Funds, shall provide, at SMI’s direction and expense, to SMI, six (6) unaccounted for or missing SMI shufflers that TCS has been unable to account for. TCS will satisfy this obligation by sending to SMI the same model shuffler, even though it bears a different serial number from the unaccounted for or missing shuffler, provided that said substituted shuffler is comparable in age, wear and tear. The six (6) missing shufflers consist of 1 ACE, 2 MDI’s, and 3 Kings and were (new/used) when supplied by SMI to TCS. All of SMI’s demo shufflers that TCS located and has in its possession will be destroyed by TCS within two (2) weeks of the Effective Date. The demo shufflers to be destroyed by TCS are set forth in Exhibit B and identified by model and serial number. SMI accepts the destruction of the shufflers identified in Exhibit B in full discharge of TCS’ obligation to return the demo shufflers to SMI.

5.             SMI Invoices.  SMI hereby cancels and releases TCS from any invoices or claims of money which SMI has made, asserted or which otherwise exist, prior to the Effective Date, against TCS, including without limitation, any previously disputed invoices.

6.             TCS Invoices.  Except for the payment specified in paragraph 3 hereof, TCS hereby cancels and releases SMI from any invoices or claims of money which TCS has made, asserted or which otherwise exist, prior to the Effective Date, against SMI, including without limitation, any previously disputed invoices.

7.             Repair Parts.  Subject to the terms hereof, SMI and CARD agree, jointly and severally, to provide Repair Parts to TCS at the suggested retail prices listed on Exhibit C attached, without any distributor or other discounts whatsoever; provided however that each such suggested retail price shall be increased by SMI or CARD, and TCS agrees to any such price increase, by an amount equal to any increase in the cost of living as determined by the annual Consumer Price Index (“CPI”) based on the Consumer Price Index for the Western States area for a 12 month period ending September 30 each year. The Repair Parts shall cover all SMI shufflers, including the one2six shuffler and the CARD Shufflestar. Where there is no suggested retail price listed in Exhibit C for a particular Repair Part, the price to be paid by TCS shall be SMI’s or CARD’s then current retail price for the particular Repair Part. Each adjustment in each suggested retail price shall be made on January 1 of each year during which SMI and CARD will be selling Repair Parts hereunder. SMI and CARD shall only have an obligation to sell or otherwise supply Repair Parts to TCS with respect to: i) shufflers which TCS currently owns, whether in TCS’ current inventory or on lease or rental with a customer; and ii) shufflers concerning which TCS has a legally binding current written contractual obligation or the renewal thereof (“Current Obligation”) to a casino, but only for as long as such Current Obligation is legally in effect. By way of clarification, in the event, after the Effective Date, that TCS sells shufflers which it currently owns to a casino, then SMI and CARD would have an obligation to supply Repair Parts to TCS for that customer. By way of further clarification, in the event that a SMI or CARD shuffler is currently owned by a casino under which TCS has a Current Obligation to provide Repair Parts to said casino, SMI’s and CARD’s obligation to supply Repair Parts to TCS for said casino shall only last as long as the Current Obligation with that casino is in effect, i.e., until the current written contract between TCS and said casino for TCS to supply Repair Parts is not renewed. Once any such contract with said casino terminates or expires without renewal, then SMI and CARD shall have no further obligation to TCS to supply Repair Parts relative to that casino. Except for TCS’s use of the Repair Parts set forth in subparagraphs i and ii above, TCS represents and warrants that it will not use the Repair Parts to compete with SMI. Each order of Repair Parts by TCS pursuant to this paragraph 7 shall be on a C.O.D. basis. TCS further represents and warrants that this paragraph 7 constitutes the only provision under which Shuffle Master has any obligation to do any business, after the Effective Date, with TCS, including without limitation, to supply TCS with Repair Parts. In the event that either party believes that the other is in breach of the provisions of this paragraph 7, such party may request, upon a reasonable basis, to review the books and records of the other party in order to obtain information and/or verification of same. The review of the books and records, however, is subject to the following conditions: (i) SMI and CARD promptly supplies TCS with the pending orders for repair parts (on C.O.D. basis) as a condition precedent to requesting the review of TCS’s books and records; (ii) the requesting party will pay all costs associated with the review; (iii) the review will take place on the business premises where the books and records are kept in the ordinary course of business; (iv) the review is limited in scope to a reasonable review of the books and records relating to the purchase, sale and use of the repair parts; and (v) each party reserves its respective proprietary privileges to such information. In the event that the party who is requested to provide access to its books and records refuses to voluntarily do so, then the requesting party shall have the right to seek the intervention of Arbitrator Dennis Haney, or a substitute arbitrator, all pursuant to paragraph 18 hereof, in order to obtain access to such books and records.

8.            Arbitration Dismissal.  Within five (5) days of the full execution hereof, the Arbitration shall be mutually dismissed with each party’s claims and counter-claims being dismissed with prejudice and for each party to bear its own attorney’s fees and costs. Each party shall execute such additional documents and perform such additional acts as may be necessary to implement the intent of this Agreement.

9.             Press Releases.  No party shall issue a press release regarding this Agreement, or the resolution or settlement of the Arbitration, without first submitting the proposed text of said press release to the other side for its prior written approval. The party whose approval is being sought shall have the right to elect to have any said press release be a mutual press release of both parties. The parties agree that it is the intent of this paragraph 9 that any press release that is issued relative to this Agreement or the settlement of the Arbitration shall be a mutual press release of the parties. Notwithstanding the foregoing, SMI shall not be prevented from, or required to seek TCS’ approval for making whatever public disclosure about this Agreement or the settlement of the Arbitration as is required under the applicable securities laws.

10.           SMI Release.  As of the Effective Date, SMI, on its behalf, and on behalf of its officers, directors, former officers, employees, representatives, attorneys, assigns, heirs and successors, hereby irrevocable and unconditionally release, acquit and forever discharge TCS and its officers, directors, former officers, employees, representatives, attorneys, assigns, heirs and successors (collectively, TCS and each of the foregoing, “TCS Releasees”) from any and all charges, complaints, claims, agreements, obligations, liabilities, damages, causes of action, costs and expenses (including, without limitation, attorney’s fees and costs), of any nature whatsoever, whether based on contract, tort, statute or common law, known or unknown, existing, pending, or anticipated, now or in the future (collectively “Claims”), that SMI now has, owns, holds, or claims to have, own, or hold, or to have had, owned, or held, against the TCS Releasees, including without limitation, from any and all present and future Claims against the TCS Releasees i) under the Agreement; ii) otherwise out of the relationships between SMI and TCS; iii) that were or could have been asserted in the Arbitration; or iv) based on any acts or omissions of the TCS Releasees prior to the Effective Date.

11.           TCS Release.  As of the Effective Date, TCS, on its behalf, and on behalf of its officers, directors, former officers, employees, representatives, attorneys, assigns, heirs and successors, hereby irrevocably and unconditionally release, acquit and forever discharge SMI and its officers, directors, former officers, employees, representatives, attorneys, assigns, heirs and successors (collectively, SMI and each of the foregoing, “SMI Releasees”) from any and all charges, complaints, claims, agreements, obligations, liabilities, damages, causes of action, costs and expenses (including, without limitation, attorney’s fees and costs), of any nature whatsoever, whether based on contract, tort, statute or common law, known or unknown, existing, pending, or anticipated, now or in the future (collectively “Claims”), that SMI now has, owns, holds, or claims to have, own, or hold, or to have had, owned, or held, against the SMI Releasees, including without limitation, from any and all present and future Claims against the SMI Releasees i) under the Agreement; ii) otherwise out of the relationships between TCS and SMI; iii) that were or could have been asserted in the Arbitration; or iv) based on any acts or omissions of the SMI

Releasees prior to the Effective Date. This release does not extend to any warranty obligations which SMI offers in connection with any Repair Parts sold to TCS after the Effective Date. SMI agrees that it will offer TCS its standard Repair Parts warranty with respect to any such orders of Repair Parts, which warranties, however, will be subject to the substantive limitations contained in paragraphs 8.3, 8.4, 9.1, 9.2 and 9.3 of the Distribution Agreement.

12.           Unknown Facts.  The parties understand that there may, in the future, hereafter be a discovery of Claims or facts in addition to those currently known or believed to be true; nevertheless, and for the purpose of implementing a full and complete release and discharge of each party by the other party, each party expressly acknowledges that this Agreement is intended to include and does include, in its effect, without limitation, any Claims that they do not know or suspect to exist in their favor at the time they sign this Agreement and that they expressly contemplate the extinguishment of all such known or unknown Claims against the other party.

13.           Future Acts.  Neither party’s release of the other as contained in this Agreement shall apply to any acts or omissions of a party after the Effective Date or to any party’s obligations contained in this Agreement.

14.           Agreement Not an Admission of Liability.  The parties hereto agree and acknowledge that this Agreement is a compromise settlement of each party’s disputed claims, and that the sums and covenants given in consideration of this Agreement, as well as the execution of this Agreement, shall not be construed to be an admission of liability on the part of any party with respect to the disputed matters set forth above.

15.           Consideration.  The parties hereby expressly acknowledge and agree that each and every term and condition of this Agreement is of the essence and constitutes a material part of the bargained for consideration, without which this Agreement would not have been executed.

16.           Modifications.  This Agreement may only be changed or modified by a writing signed by the other party whom enforcement of any change or modification is sought.  This Agreement may only be amended in writing by mutual consent of the parties.

17.           Counterparts.  This Agreement may be executed in several counterparts and all so executed shall constitute one Agreement that shall be binding on all the parties hereto.

18.           Jurisdiction: Governing Law.  In the event that a party breaches any representation, warranty, agreement or obligation of or made by it contained in this Agreement, or if any representation or warranty contained in this Agreement is false, the parties agree that the resolution thereof shall be done through the

American Arbitration Association (“AAA”) in Las Vegas, Nevada. The parties agree that arbitrator Dennis Haney shall be their mutual first choice as the arbitrator for any such dispute provided that arbitrator Haney is reasonably promptly available, on reasonable notice, to hear such dispute; if not, then AAA shall select a substitute arbitrator. The prevailing party in any dispute arising out of or relating to the terms of this Agreement shall be entitled to recover his attorney’s fees and costs of arbitration, including without limitation, the arbitrator’s fee and any expert fees, in addition to any other damages or other relief which the arbitrator may order. This Agreement shall be construed in accordance with and be governed by the internal laws of the State of Nevada, without regard to choice of laws principles.

19.           Heirs, Successors, Subsidiaries and Affiliated Entitles.  This Agreement shall be binding upon the parties hereto and upon their heirs, affiliates, subsidiaries, including Shuffle Master International and its remote, indirect subsidiaries and all successors in interest, assignees and owners of the one2six shuffler and the Shufflestar shuffler, administrators, representatives, executors, successors, and assigns, and shall inure to the benefit of said parties and each of them and to their heirs, affiliates, administrators, representatives, executors, successors, and assigns. TCS’ subsidiaries are listed on Exhibit “D”.

20.           Warranty of Authority.  Each person whose signature appears below represents and warrants that he or she is authorized to execute this Agreement on behalf of the respective party and to bind that party and the entities in paragraph 19 to the terms of this Agreement.

21.           Entire Agreement.  This Agreement is the entire and complete agreement of the Parties concerning the subject matters hereof and supercedes and replaces in its entirety any oral or written existing agreements or understandings between the parties relating generally to these subject matters.

SHUFFLE MASTER, INC.		TECHNICAL CASINO SUPPLIES, LTD.
(“SMI”)		(“TCS”)

By:	/s/ Paul Meyer	By:	/s/ David Heap
Its:	President	Its:	Chief Executive Officer
Date:	7/15/05	Date:	7/15/05

SHUFFLE MASTER GmbH & Co. KG,
dba Card™ (“CARD”)

By:	/s/ Paul Meyer
Its:	Managing Director
Date:	7/15/05